Exhibit 99.3
Blackbaud, Inc.
Unaudited Pro Forma Condensed
Combined Financial Statements

On May 4, 2012, Blackbaud, Inc. (“Blackbaud”) acquired Convio, Inc., (“Convio”) based in Austin, Texas as a wholly owned subsidiary. Blackbaud financed the acquisition through a combination of cash and borrowings under the Company’s credit facility for a total purchase price of approximately $335.3 million including approximately $5.9 million in the fair value of stock options and restricted stock units accelerated or assumed in the acquisition and approximately $4.2 million in reimbursement of sellers' direct acquisition-related costs.
The unaudited pro forma condensed combined balance sheet was prepared as if the acquisition of Convio had occurred on December 31, 2011. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 was prepared as if the acquisition had occurred on January 1, 2011.
The unaudited pro forma adjustments are based upon available information and assumptions that Blackbaud believes are reasonable. The unaudited pro forma condensed combined balance sheet and statement of operations and related notes thereto should be read in conjunction with Blackbaud’s historical consolidated financial statements as previously filed in Blackbaud’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission (the “Commission”) on February 29, 2012. In addition, this unaudited condensed combined pro forma information should be read in conjunction with Convio’s historical consolidated financial statements as previously filed in Convio’s Form 10-K for the year ended December 31, 2011, filed with the Commission on March 9, 2012. These financial statements are included in this Current Report on Form 8-K/A as exhibit 99.2.
These unaudited pro forma condensed combined financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of Convio been consummated as of January 1, 2011. The pro forma financial statements do not give effect to any cost savings or incremental costs that may result from the integration of Blackbaud and Convio.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2011

	Historical		Pro Forma
(in thousands)	Blackbaud	Convio	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$52,520	$14,035	$312,000	(a)	$43,221
			(335,334)	(a)
Donor restricted cash & restricted cash	40,205	2,329			42,534
Marketable securities	—	37,857	(37,857)	(b)	—
Accounts receivable, net of allowance	62,656	9,910			72,566
Prepaid expenses and other current assets	31,016	3,546	466	(c)	35,028
Deferred tax asset, current portion	1,551	—	391	(d)	1,942
Total current assets	187,948	67,677	(60,334)		195,291
Property and equipment, net	34,397	7,111	1,567	(e)	40,503
			(2,572)	(f)
Deferred tax asset	29,376	11,082	(11,082)	(d)	29,376
Goodwill	90,122	9,624	(9,624)	(g)	262,603
			172,481	(h)
Intangible assets, net	44,660	5,654	(5,654)	(g)	183,110
			138,450	(i)
Other assets	6,087	71	2,415	(j)	8,573
Total assets	$392,590	$101,219	$225,647		$719,456

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$13,464	$1,438			$14,902
Accrued expenses and other current liabilities	32,707	6,832	9,981	(k)	52,101
			(769)	(l)
			3,350	(m)
Donations payable	40,205	—			40,205
Deferred revenue	153,665	14,537	(6,692)	(n)	161,510
Current portion of long-term debt	—	—	10,000	(a)	10,000
Total current liabilities	240,041	22,807	15,870		278,718
Deferred revenue	9,772	—			9,772
Long-term debt	—	—	302,000	(a)	264,143
			(37,857)	(b)
Long-term deferred tax liability	—	—	29,833	(d)	29,833
Other noncurrent liabilities	2,775	140	929	(o)	3,844
Total long-term liabilities	12,547	140	294,905		307,592
Total liabilities	252,588	22,947	310,775		586,310
Common stock	54	19	(19)	(p)	54
Additional paid in capital	175,401	116,429	(116,429)	(p)	175,401
Treasury stock	(166,226)	(128)	128	(p)	(166,226)
Accumulated other comprehensive income	(1,148)	(110)	110	(p)	(2,077)
			(929)	(o)
Retained earnings	131,921	(37,938)	32,011	(p)	125,994
Total equity	140,002	78,272	(85,128)		133,146
Total liabilities & stockholders’ equity	$392,590	$101,219	$225,647		$719,456

(1) See Note 3 - Pro Forma Adjustments for explanation of adjustments.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For The Year Ended December 31, 2011

	Historical		Pro Forma
(in thousands, except share and per share amounts)	Blackbaud	Convio	Adjustments		Combined
Revenue
License fees	$19,475	$—			$19,475
Subscriptions	103,544	63,091			166,635
Services	108,781	17,262			126,043
Maintenance	130,604	—			130,604
Other revenue	8,464	—			8,464
Total revenue	370,868	80,353	—		451,221
Cost of revenue
Cost of license fees	3,345	—			3,345
Cost of subscriptions	42,536	13,525	(1,131)	(q)	66,235
			10,815	(r)
			490	(s)
Cost of services	79,086	17,622	433	(q)	97,141
Cost of maintenance	25,178	—			25,178
Cost of other revenue	7,049	—			7,049
Total cost of revenue	157,194	31,147	10,607		198,948
Gross profit	213,674	49,206	(10,607)		252,273
Operating expenses
Sales and marketing	75,361	25,413	(466)	(c)	100,308
Research and development	47,672	10,744			58,416
General and administrative	36,933	9,287	85	(s)	45,111
			(1,194)	(t)
Impairment of cost method investment	1,800	—			1,800
Amortization	980	971	(971)	(q)	3,139
			2,159	(r)
Total operating expenses	162,746	46,415	(387)		208,774
Income from operations	50,928	2,791	(10,220)		43,499
Interest income	183	96	(86)	(u)	193
Interest expense	(200)	—	(9,460)	(v)	(10,441)
			(781)	(w)
Other (expense) income, net	346	(4)			342
Income before provision for income taxes	51,257	2,883	(20,547)		33,593
Income tax provision	18,037	(11,980)	(8,013)	(x)	(1,956)
Net income	$33,220	$14,863	$(12,534)		$35,549
Earnings per share
Basic	$0.76				$0.82
Diluted	$0.75				$0.81
Common shares and equivalents outstanding
Basic weighted average shares	43,522,563				43,522,563
Diluted weighted average shares	44,149,054				44,149,054

(1) See Note 3 - Pro Forma Adjustments for explanation of adjustments.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 – Basis of Presentation
On May 4, 2012, Blackbaud acquired Convio, based in Austin, Texas, as more fully described in Note 2.
The unaudited pro forma condensed combined balance sheet was prepared as if the acquisition of Convio had occurred on December 31, 2011. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 was prepared as if the acquisition had occurred on January 1, 2011.
The acquisition is accounted for under the acquisition method of accounting in accordance with the accounting standards. Under the acquisition method, the total estimated purchase price, or consideration transferred, is measured at the acquisition closing date. The assets of $383.6 million have been measured based on various preliminary estimates using assumptions that the Company's management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield different results.
The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated amounts of identifiable assets of $172.5 million as of the effective date of the acquisition was allocated to goodwill in accordance with the accounting guidance. The purchase price allocation is subject to finalization of the Company's analysis of the fair value of the assets and liabilities of $335.3 million as of the acquisition date. Accordingly, the purchase price allocation in the unaudited condensed pro forma combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.
For purposes of measuring the estimated fair value of the assets acquired as reflected in the unaudited condensed pro forma combined financial statements, in accordance with the accounting guidance, the Company established a framework for measuring fair values. The accounting guidance defines fair value as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal or most advantageous market for the asset or liability. Additionally, under the accounting guidance, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value assets of $383.6 million at fair value measures that do not reflect the Company's intended use of those assets. Use of different estimates and judgments could yield different results.

Note 2 – Preliminary Purchase Price Allocation
The purchase price for Convio was approximately $335.3 million and was funded by cash on hand and borrowings under the Company’s credit facility. The acquisition was accounted for as a purchase and the total purchase price consisted of (in thousands):

Cash paid to stockholders	$325,228
Value of assumed or accelerated equity awards	5,859
Reimbursement of sellers' direct acquisition-related costs	4,247
Total consideration transferred	$335,334

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

The preliminary purchase price allocation is as follows (in thousands):

Tangible assets acquired:
Net working capital, excluding deferred revenue	$55,581
Property and equipment	6,497
Total tangible assets acquired	62,078
Other assets (liabilities):
Deferred tax asset and other long-term assets	75
Deferred revenue	(7,917)
Deferred tax liability	(29,833)
Total other assets (liabilities)	(37,675)
Identifiable intangible assets (liabilities):
Unfavorable leasehold interests	(690)
Non-competition agreements	1,440
Trade names	7,800
Proprietary technology	71,000
In-process research and development	9,900
Customer relationships	49,000
Total identifiable intangible assets (liabilities)	138,450
Goodwill	172,481
Net assets acquired	$335,334

Note 3 – Pro Forma Adjustments
Adjustments have been made to this unaudited pro forma condensed combined financial information to reflect the following:

(a)
To reflect the cash consideration paid for the outstanding common shares of Convio and the debt incurred to fund the acquisition as noted in Note 2. The $335.4 million acquisition was paid with $312.0 million in debt incurred to finance the acquisition and $23.4 million in available cash;

(b)	To reflect the liquidation of marketable securities to pay down debt;

(c)	To reflect convergence of accounting policies for sales commissions;

(d)	To record the impact of deferred taxes on the allocation of purchase price to the acquired assets and liabilities;

(e)	To adjust property and equipment to its estimated fair value;

(f)	To eliminate historical capitalized software development costs;

(g)	To eliminate historical goodwill and identifiable intangible assets;

(h)	To record the fair value of goodwill;

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(i)	To establish the fair value of identifiable intangible assets resulting from the acquisition, principally the value of proprietary technology and customer relationships, as noted in Note 2;

(j)	To record deferred financing fees in conjunction with the debt incurred to fund the acquisition;

(k)	To record expenses for transaction costs incurred by Blackbaud in conjunction with the acquisition of Convio;

(l)	To eliminate the historical deferred rent liability under the acquisition method of accounting. The reduction to rent expense is immaterial to the unaudited proforma financial statements;

(m)	To record the fair value of contingent liabilities assumed;

(n)	To adjust deferred revenue to its estimated fair value;

(o)	To record interest rate swaps entered into to reduce the risk of interest rate variability on debt incurred to fund the acquisition;

(p)	To eliminate the historical stockholders' equity;

(q)	To eliminate historical intangible asset and capitalized software amortization expense;

(r)	To record amortization expense on the identified intangible assets;

(s)	To reflect an increase in depreciation expense from the fair value adjustment to property and equipment;

(t)	To eliminate transaction costs incurred in connection with the acquisition of Convio;

(u)	To eliminate interest income earned on Convio's marketable securities;

(v)
To record interest expense associated with the $312.0 million in debt incurred to finance the acquisition which is assumed to be outstanding during 2011 and is based on the weighted average interest rate for the period. A change in the interest rate of 1/8th of a percent would result in a change of $386,000 in interest expense for the year ended December 31, 2011;

(w)	To record interest expense associated with the interest rate swaps entered into to reduce the risk of interest rate variability on debt incurred to fund the acquisition; and

(x)	To record the tax effect of pro forma adjustments at the estimated statutory tax rate of 39%.

Note 4 – Reclassifications
Certain reclassifications have been made to conform Convio’s Statement of Operations to Blackbaud’s Statement of Operations. Specifically, usage revenue of $14.2 million for the year ended December 31, 2011 has been reclassified to subscription revenue.